EXHIBIT 99.1

                                             FOR IMMEDIATE RELEASE
Contacts:

Robert Apple, Chief Operating                Don Weinberger
& Financial Officer                          Wolfe Axelrod Weinberger Assoc. LLC
InKine Pharmaceutical Company, Inc.          (212) 370-4500
(215) 283-6850                               don@wolfeaxelrod.com

            INKINE ANNOUNCES FILING OF PURPORTED CLASS ACTION LAWSUIT

BLUE BELL, PA March 19, 2004 -- InKine Pharmaceutical Company, Inc. (Nasdaq:
INKP) reported that the Company received a summons today for a purported class action lawsuit that was filed in the Court of Common Pleas of Philadelphia County for breach of contract. The lawsuit was filed on behalf of a putative class of holders of InKine equity shares who have purportedly been denied certain claimed preemptive rights during the last six years. As previously announced, if InKine shareholders at the time of certain prior securities offerings had preemptive rights, those shareholders may have certain claims against the Company. If statutory preemptive rights are found to exist, the Company believes that those claims may be satisfied in cash rather than stock and that the Company is entitled to reimbursement for any resulting liabilities from third parties. However, no assurance can be given that the Company will obtain such reimbursement or that any such liability will not be material.

The Company intends to vigorously defend against the allegations in the purported class action lawsuit and will not permit the litigation to distract it from its focus on developing and commercializing pharmaceutical products.

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About InKine Pharmaceutical

InKine Pharmaceutical Company, Inc. is a publicly traded specialty pharmaceutical company focused on developing and commercializing pharmaceutical products for the diagnosis and treatment of gastrointestinal disorders. The Company's development strategy is to acquire late-stage drug candidates with short time lines to commercialization. The Company's franchise product, Visicol(R) is the only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine's second product, IB-Stat(R), is an oral hyoscyamine spray for the treatment of a variety of indications. Additionally, the Company has filed a provisional patent application for the development of a new generation purgative, for which clinical trials are expected to initiate during 2004, and is developing Colirest(TM), which is in clinical trials for the treatment of Crohn's disease. For further information, please visit InKine on its web site http://www.inkine.com.

In addition to historical facts or statement of current condition, this press release may contain forward-looking statements. Forward-looking statements provide InKine's current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. InKine's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth in its reports on Form 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, InKine does not intend (and it is not obligated) to update publicly any forward-looking statements. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.